AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2014

REGISTRATION NO. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAIT FINANCIAL TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	23-2919819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 243-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Sebra

Chief Financial Officer and Treasurer

RAIT Financial Trust

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 243-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Baur Whittlesey Ledgewood, a professional corporation 1900 Market Street, Suite 750 Philadelphia, PA 19103 (215) 731-9450	Raphael Licht Chief Operating Officer and Secretary RAIT Financial Trust Cira Centre, 2929 Arch Street, 17th Floor Philadelphia, PA 19104 (215) 243-9000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(3)(4)
Common Shares of Beneficial Interest(4)
Preferred Shares of Beneficial Interest(4)
Debt Securities(5)(6)
Warrants(5)(7)
Shareholder Rights(5)(7)
Units (5)(7)
Total			$1,000,000,000	$128,800

(1)	Not required to be included in accordance with General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended ( the “Securities Act”).
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Filing fees aggregating $189,090 have previously been paid by Independence Mortgage Trust, Inc. (“IMT”) in connection with a registration statement on Form S-11 (File No. 333-178088). The offering of the securities subject to such registration statement has been terminated and no securities were sold thereunder. RAIT Financial Trust is the parent of IMT, owning 100% of its voting securities either directly or through wholly-owned subsidiaries. Pursuant to Rule 457 (p) under the Securities Act, the previously paid IMT filing fees are being carried forward and the filing fee of $128,800 due for this offering is offset against the previously paid IMT filing fee.
(5)	There is being registered hereunder such indeterminate number or amount of Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest, Warrants, Shareholder Rights, Units, Debt Securities and of the registrant as may from time to time be issued or sold at indeterminate prices, with an aggregate initial public offering price not to exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions. For debt securities issued with an original issue discount, the amount to be registered is calculated as the aggregate initial public offering price of such debt securities. The securities registered hereunder may be sold separately or together with one or more other securities registered hereunder. Includes such indeterminate number of Common Shares of Beneficial Interest or Preferred Shares of Beneficial Interest that may be issued (a) upon conversion of or exchange for any Preferred Shares of Beneficial Interest or Debt Securities that provide for conversion into shares of beneficial interest, (b) upon exercise of Warrants to purchase Common Shares of Beneficial Interest or Preferred Shares of Beneficial Interest or (c) upon exercise of Shareholder Rights to purchase Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest or other securities.
(6)	Includes senior debt securities, senior subordinated debt securities, subordinated debt securities and debt securities convertible into other classes of securities of the registrant registered hereunder.
(7)	These securities represent rights with respect to other classes of securities of the registrant registered hereunder, including, without limitation, the right to purchase or otherwise acquire securities in such other classes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 28, 2014

PROSPECTUS

$1,000,000,000

Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Warrants

Shareholder Rights

Units

Debt Securities

This prospectus contains a general description of the securities which we may offer for sale. We will provide the specific terms of the securities we sell in one or more supplements to this prospectus or other offering materials.

You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest.

Our common shares are listed for trading on the New York Stock Exchange under the symbol “RAS.” On April 25, 2014, the last reported sale price of our common shares on the New York Stock Exchange was $8.23 per share.

Investing in our securities involves risk. You should read the sections entitled “Risk Factors” on page 7 in this prospectus and in our filings with the Securities and Exchange Commission that are incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April [__], 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the three year period (or such longer period permitted under SEC rules) from the effective date of the registration statement, we may sell any combination of our common shares of beneficial interest, or common shares, preferred shares of beneficial interest, or preferred shares, warrants exercisable for other securities of ours, shareholder rights, units and debt securities. The terms of these offerings will be determined at the time of sale. We refer to the common shares, preferred shares, warrants, shareholder rights, units and debt securities collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.” We are not making an offer of our securities in any state where the offer or solicitation is not authorized. References in this prospectus to “we”, “us” and “our” are to RAIT Financial Trust, unless the context otherwise requires inclusion of our subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The risk factors discussed in this prospectus, any prospectus supplement and any other offering materials and those discussed and identified in item 1A of our most recent annual report on Form 10-K and our other public filings with the SEC, which we incorporate by reference in this prospectus, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 7, 2014, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 1, 2014.

•	Current Reports on Form 8-K filed on January 10, 2014, January 13, 2014, on January 17, 2014, on January 31, 2014, on February 4, 2014, February 28, 2014, March 25, 2014, March 27, 2014, April 11, 2014 and April 17, 2014.

•	The description of our common shares of beneficial interest, or common shares, contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

•	The description of our 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series A preferred shares, contained in our Registration Statement on Form 8-A/A dated April 12, 2004.

•	The description of our 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series B preferred shares, contained in our Registration Statement on Form 8-A/A dated October 26, 2004.

•	The description of our 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series C preferred shares, contained in our Registration Statement on Form 8-A dated June 29, 2007.

•	The description of our 7.625% Senior Notes due 2024 contained in our Registration Statement on Form 8-A dated April 14, 2014.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of this registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RAIT Financial Trust

Attention: Andres Viroslav

Senior Vice President and Managing Director of Corporate Communications

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Telephone: (215) 243-9000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

OUR COMPANY

We are a multi-strategy commercial real estate company utilizing our vertically integrated platform and relationships to originate commercial real estate loans, acquire commercial real estate properties and invest in, manage, service and advise on commercial real estate-related assets. We offer a comprehensive set of debt financing options to the commercial real estate industry along with asset and property management services. We also own and manage a portfolio of commercial real estate properties and manage real estate-related assets for third parties. We are a self-managed and self-advised Maryland real estate investment trust, or REIT, formed in August 1997, that commenced operations in January 1998. Our principal executive offices are located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104 and our telephone number is (215) 243-9000. Our internet address is http://www.raitft.com. We do not incorporate by reference into this prospectus any material from our website.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement or in this prospectus, together with all the other information contained or incorporated by reference in this prospectus or in an applicable prospectus supplement. In particular, you should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference in this prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

The following description of our common shares and preferred shares sets forth certain general terms and provisions of the common shares and preferred shares to which any prospectus supplement may relate. The terms of our declaration of trust and by-laws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

Under our declaration of trust, we may issue up to 200,000,000 common shares and 25,000,000 preferred shares. As of April 25, 2014, we had 82,289,029 common shares issued and outstanding. As of April 25, 2014, we had authorized 4,760,000 of Series A preferred shares, of which 4,069,288 shares are issued and outstanding. As of April 25, 2014, we had authorized 4,300,000 of Series B preferred shares, of which 2,288,465 shares are issued and outstanding. As of April 25, 2014, we had authorized 3,600,000 of Series C preferred shares, of which 1,640,100 shares are issued and outstanding. As of April 25, 2014, we had authorized 4,000,000 of Series D preferred shares, all of which are issued and outstanding. As of April 25, 2014, we had authorized 4,000,000 of Series E preferred shares, none of which are issued and outstanding. Our board of trustees may amend our declaration of trust by a majority vote to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to increase or decrease the number of shares in any class that we have authority to issue.

Common Shares

Subject to the preferential rights of any preferred shares outstanding, the ownership limitations described in “Restrictions on Ownership and Transfer” below, and the right of our board of trustees to establish separate classes of common shares and determine their rights and preferences, our common shares have the following characteristics:

•	each common share entitles the holder to one vote on matters voted on by common shareholders;

•	common shares do not have cumulative voting rights;

•	distributions are payable as and when authorized by our board of trustees;

•	holders of common shares generally are not liable for our debts;

•	if we are liquidated, each common share participates pro rata in our assets that remain after payment, or provision for payment, of our debts and payment of the liquidation preferences of any preferred shares; and

•	common shares do not have conversion, exchange, sinking fund, redemption, appraisal or preemptive rights.

Our declaration of trust specifies the vote required for our security holders to take certain actions. The affirmative vote of a majority of our outstanding voting shares (which includes our common shares and, to the extent set forth below, our preferred shares) is required before our board of trustees may take any action to revoke our election to be taxed as a REIT. A trustee may be removed by a two-thirds vote of our outstanding voting shares. Our declaration of trust may be amended by a majority vote of our outstanding voting shares except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a two-thirds vote of our outstanding voting shares. Our shareholders may vote to terminate our existence by a two-thirds vote of our outstanding voting shares. A majority of all the votes entitled to be cast on the matter is required in order for us to merge into another entity, consolidate with one or more other entities into a new entity or sell, lease, exchange or otherwise transfer all or substantially all of our property.

Preferred Shares

Our board of trustees may authorize at any time and from time to time the issuance of one or more series of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of common shareholders. The following description sets forth general terms and provisions of our authorized preferred shares. Any preferred shares issued under this registration statement will be issued as one or more new series of preferred shares, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred shares, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of beneficial interests;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

Our outstanding and issuable series of preferred shares rank senior to common shares with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. No cash dividends may be paid on common shares unless full cumulative dividends due on these preferred shares have been paid (other than any payment necessary to maintain our qualification as a REIT). If we liquidate, dissolve or wind up, holders of the preferred shares have the right to receive their respective liquidation preference per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares. Holders of the preferred shares generally will have no voting rights, unless their preferred dividends are in arrears for six or more quarterly periods (whether or not consecutive). Whenever such a preferred dividend default exists, the preferred shareholders, voting as a single class, have the right to elect two additional trustees to our board of trustees, and the holders of Series D preferred shares have the right to elect one additional trustee to our board of trustees (separately from any similar right of any other preferred shares to appoint additional trustees to our board of trustees). This right continues until all dividends accumulated on the preferred shares have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment. The term of office of each such trustee elected by preferred shareholders upon such a dividend default expires upon cure of the preferred dividend default. As of the date of this prospectus, no dividends on these preferred shares are in arrears.

The description of preferred shares above and the description of the terms of a particular series of preferred shares above or in a prospectus supplement are not complete. You should refer to the articles supplementary with respect to a series of preferred shares for complete information concerning the terms of that series. A copy of the articles supplementary for each new series of preferred shares will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of trustees may authorize the issuance of additional series of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of common shareholders. The issuance of preferred shares, which may provide flexibility in connection with possible acquisitions and other trust purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of common shares to decline or impair the voting and other rights of the holders of common shares.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we must meet several requirements regarding the number of our shareholders and concentration of ownership of our shares. Our declaration of trust contains provisions that restrict the ownership and transfer of shares to assist us in complying with these Internal Revenue Code requirements. We refer to these restrictions as the “ownership limitation.”

The ownership limitation provides that, in general:

•	no person may own more than 8.3% of our outstanding common shares, and

•	no person may own more than 9.8% of any series of our outstanding preferred shares.

However, Resource America, Inc., or Resource America, which was our sponsor at the time of our formation, may own up to 15%, in number of shares or value, of our common shares. Resource America has advised us that it did not own any of our common shares as of the date of this prospectus.

Ownership of our shares is subject to attribution rules under the Internal Revenue Code which may result in a person being deemed to own shares held by other persons. Our board of trustees may waive the ownership limitation if it determines that such ownership will not jeopardize our qualification as a REIT. As a condition of such waiver, the board of trustees may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT qualification. We require no such waiver or opinion with respect to Resource America’s ownership rights since they arise from specific provisions of our declaration of trust.

Any person who acquires shares in violation of the ownership limitation must notify us immediately and provide us with any information we may request in order to determine the effect of the acquisition on our qualification as a REIT. The ownership limitation will not apply if the board of trustees determines that it is no longer in our best interest to qualify as a REIT. Otherwise, the ownership limitation may be changed only by an amendment to our declaration of trust by a vote of two-thirds of our outstanding voting shares.

Our declaration of trust provides that if any purported transfer of shares results in

•	any person violating the ownership limitation,

•	our being “closely held” under Section 856(h) of the Internal Revenue Code,

•	our common and preferred shares being owned by fewer than 100 persons, or

•	our owning 10% or more of a tenant of our real property,

the transfer will be of no force or effect as to the excess number of shares and the purported transferee or owner will cease to own any right or interest in the excess shares.

Shares exceeding the ownership limitation transfer automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and the prohibited transferee. The trustee must sell the excess shares to a qualified person and distribute the sales proceeds to the prohibited owner. Where a violation of the ownership limitation results from an event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will sell the excess shares to a qualified person and distribute to the prohibited owner an amount equal to the lesser of the market price of the excess shares on the date they became excess shares or the sales proceeds received by the trust for the excess shares, and can exercise all voting rights with respect to the excess shares.

In addition, we may purchase any shares held in the trust for the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, the market price at the time of gift; and

•	the market price on the date we agree to purchase the shares.

We may purchase the shares for 90 days following the transfer of the shares to the trust. The net sale proceeds will be paid to the prohibited transferee.

Every owner of more than 5% (or any lower percentage set by U.S. federal income tax laws) of our outstanding shares must file a completed questionnaire with us containing information regarding his or her ownership. In addition, each shareholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such shareholder’s actual and constructive ownership of shares on our qualification as a REIT and to ensure compliance with the ownership limitation.

Transfer Agent

The transfer agent for our common shares is American Stock Transfer & Trust Company. We expect that American Stock Transfer & Trust Company will act as the transfer agent for any common shares, preferred shares, warrants, shareholder rights (if traded separately) or units we may offer pursuant to a supplement to this prospectus.

Possible Anti-Takeover Effect of Certain Provisions of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees, the restrictions on ownership and transfer of shares and the provision of our bylaws requiring that we receive advance notice of any person to be nominated by a shareholder for election as a trustee for the nominee to be eligible for election could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for shareholders or that the shareholders otherwise may believe to be desirable.

No Shareholder Rights Plan

We currently do not have a shareholder rights plan.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions;

•	a discussion of federal income tax considerations, if any; and

•	any other terms of the warrants.

DESCRIPTION OF SHAREHOLDER RIGHTS

We may issue shareholder rights (rights of our shareholders to purchase common shares or other securities). Rights may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of rights will be issued under a separate rights agreement, each, a rights agreement, to be entered into between us and a bank or trust company, as rights agent, or the rights agent, specified in the applicable prospectus supplement relating to that particular issue of rights. The rights agent will act solely as our agent in connection with the rights of any series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of rights. The foregoing sets forth certain general terms and provisions of the rights offered hereby. Further terms of any series of rights and the applicable rights agreement will be set forth in the applicable prospectus supplement we will file relating to that series and, with respect to the applicable rights agreements, will be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or before the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued including, where applicable, the following:

•	the date for determining the shareholders entitled to rights issued in the offering;

•	the aggregate number of common shares or other securities purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be separately transferrable;

•	the date on which the right to exercise such rights will commence and the date on which such rights will expire;

•	the minimum or maximum number of such rights which may be exercised at any one time;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such rights, including the term, procedures, and limitations relating to distribution, exchange and exercise of such rights.

The exercise price for any series of rights will be payable in United States dollars only and will be in registered form only.

DESCRIPTION OF UNITS

We may issue units consisting of common shares, preferred shares, warrants, shareholder rights, debt securities, or any combination of those securities. The applicable prospectus supplement will describe the terms of any units including the following:

•	the terms of the units and each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United Stated federal income tax consideration relating to the units; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures among us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

We may issue debt securities in one or more series.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. Each of the open-ended indentures is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities;

•	the co-issuers of the debt securities, if any;

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The relevant prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Consolidation, Merger or Asset Sale

Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer’s responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the issuer’s covenants in the indenture.

However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer’s assets, including:

•	the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia;

•	the remaining or acquiring entity must assume the issuer’s obligations under the indenture; and

•	immediately after giving effect to the transaction, no event of default may exist.

The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of an indenture or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security;

•	reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

•	reduce the rate of or change the time for payment of interest on any debt security;

•	waive an event of default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

•	except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

•	make any debt security payable in currency other than that stated in the debt securities;

•	in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

•	make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

•	waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

•	except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

•	make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

•	to establish the form of terms of any series of debt securities;

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated notes in addition to or in place of certified notes;

•	to provide for the assumption of an issuer’s or guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s or guarantor’s assets;

•	in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of us, any co-issuer or guarantor, as applicable;

•	to add or release co-issuers pursuant to the terms of the indenture;

•	to add or release guarantors pursuant to the terms of the indenture;

•	to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, materially adversely affect the rights under the indenture of any holder of debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

•	to add any additional events of default; or

•	to secure the debt securities and/or the guarantees.

Events of Default and Remedies

Unless otherwise indicated in the prospectus supplement, an “event of default,” when used in an indenture, will mean any of the following with respect to the debt securities of any series:

•	failure to pay when due the principal of or any premium on any debt security of that series;

•	failure to pay, within 90 days of the due date, interest on any debt security of that series;

•	failure to pay when due any sinking fund payment with respect to any debt securities of that series;

•	failure on the part of the issuers to comply with the covenant described under “—Consolidation, Merger or Asset Sale”;

•	failure to perform any other covenant in the indenture that continues for 30 days after written notice is given to the issuers;

•	certain events of bankruptcy, insolvency or reorganization of an issuer; or

•	any other event of default provided under the terms of the debt securities of that series.

An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

An indenture will not limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. An indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

None of the past, present or future partners, incorporators, managers, members, trustees, directors, officers, employees, unitholders, shareholders or stockholders of any issuer or any guarantor will have any liability for the obligations of the issuers or any guarantors under the indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective with respect to violations of federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

The trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

Debt securities of any series may be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture.

Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service fee for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

We will not be required:

•	to issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

•	to register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

The subordinated debt securities will rank junior in right of payment to all of the senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement.

Payment Blockages

The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•	we fail to pay the principal, interest, any premium or any other amounts on any senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement within any applicable grace period or the maturity of such senior indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•	any other default on any senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

The subordinated indenture will not limit the amount of senior indebtedness that we, any co-issuer or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York, or DTC. This means that we would not issue certificates to each holder. Instead, one or more global debt securities would be issued to DTC, which would keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant would then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

We will wire all payments on global debt securities to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC’s current practice, upon receipt of any payment on global debt securities, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

(a) either:

(1) all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(2) all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, with respect to principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

(b) we have paid or caused to be paid all other sums payable by us under the indenture; and

(c) we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

We will enter into each indenture with a trustee that is qualified to act under the Trust Indenture Act, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

Resignation or Removal of Trustee

If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor

Each indenture will contain certain limitations on the right of the trustee, if it becomes a creditor of an issuer or a guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST

AND BYLAWS

Board of Trustees

Our declaration of trust requires us to have no fewer than three and no more than nine trustees. A majority of our trustees must be “independent trustees.” The declaration of trust defines an independent trustee as one who, during the preceding two years, has not:

•	been an affiliate of Resource America, Brandywine Construction & Management, Inc., or Brandywine, or their affiliates,

•	been one of our or our subsidiaries’ officers, or

•	had a material business or professional relationship with us or our subsidiaries, Resource America, Brandywine or their affiliates.

The trustees may increase or decrease the number of trustees by a majority vote; however, the number of trustees may be increased above nine or decreased below three only by a vote of at least 75% of the trustees then in office, and the term of office of a trustee may not be affected by a decrease in the authorized number of trustees. Any vacancy, including one created by an increase in the number of trustees, may be filled by a majority of the remaining trustees, except that independent trustees must nominate replacements for vacancies in independent trustee positions.

Our declaration of trust provides that a trustee may be removed, with or without cause, by a vote of two-thirds of our outstanding voting shares. This provision may operate to make it impractical for shareholders to remove incumbent trustees and fill the vacancies created by such removal with their own nominees.

Business Combinations

Under Maryland law, certain “business combinations” between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our shares, whom the statute terms an “interested shareholder,” or an affiliate of an interested shareholder, are prohibited for five years after the most recent date on which an “interested shareholder” became an interested shareholder. The business combinations subject to this law include principally mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five year period has elapsed, a proposed business combination must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of our outstanding voting shares, and

•	two-thirds of our outstanding voting shares, excluding shares held by the interested shareholder unless, among other conditions, the shareholders receive a minimum price, as defined by Maryland law, for their shares and the consideration is in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions do not apply, however, to business combinations that our board of trustees approves or exempts prior to the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

Maryland law provides that “control shares” acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of our outstanding voting shares, excluding shares owned by the acquiror or by officers or trustees who are our employees. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, and the acquiror may then vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted from the Maryland control share acquisition statute by our declaration of trust or bylaws.

Our bylaws exempt from the Maryland control share acquisition statute any and all acquisitions of our common or preferred shares by any person. The board of trustees has the right, however, to amend or eliminate this exemption at any time in the future.

Amendment of Our Declaration of Trust and Bylaws

Our declaration of trust may be amended by a majority vote of our outstanding voting shares, except that provisions relating to the trustees, the ownership limitation and restrictions on transfer, amendments to the declaration of trust and our dissolution and termination may only be amended by a vote of two-thirds of our outstanding voting shares. The board of trustees may amend the declaration of trust by a two-thirds vote, without any action by our shareholders, to allow us to qualify, or continue our qualification, as a REIT and, by a majority vote, to increase or decrease the aggregate number of our authorized shares or the number of shares in any class that we have authority to issue. Our bylaws may be amended only by the board of trustees.

Meetings of Shareholders

Our declaration of trust provides for annual shareholder meetings to elect trustees. Special shareholder meetings may be called by our chairman, chief executive officer, president or board of trustees and must be called at the written request of persons holding 50% or more of our outstanding voting shares.

Advance Notice of Nominations of Trustees and New Business

At any annual meeting of shareholders, the nomination of trustees for election and business proposed to be considered may be made only by the board of trustees or by a shareholder who has complied with the advance notice procedures set forth in our bylaws. At any special meeting of shareholders, only the business specified in the notice of meeting may be brought before the meeting.

Dissolution

Shareholders may elect to dissolve our company by a vote of two-thirds of our outstanding voting shares.

Indemnification; Limitations of Trustees’ and Officers’ Liability

Our declaration of trust limits the liability of our trustees and officers for money damages to the fullest extent permitted by Maryland law. Our declaration of trust, consistent with Maryland law, permits limiting the liability of trustees and officers except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty by the trustee or officer established by a final judgment as being material to the cause of action adjudicated.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former shareholders, trustees or officers, or any individual who, while a trustee, serves or has served, at our request, as a trustee, director, officer, partner or otherwise at another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The indemnification covers any claim or liability to which such person may become subject, or which such person may incur, by reason of his service in such capacity.

Maryland law permits a Maryland REIT to indemnify, and advance expenses to, its trustees, officers, employees and agents to the same extent Maryland law permits corporations to indemnify, and reimburse the expenses of, their directors, officers, employees and agents. Maryland law permits a corporation to indemnify its present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding, and

•	was committed in bad faith, or

•	was the result of active and deliberate dishonesty, or

•	the director actually received an improper personal benefit in money, property, or services, or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland REIT may not indemnify for an adverse judgment in a derivative action. Our bylaws require us, as a condition to advancing expenses, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking to repay the amount reimbursed if the standard of conduct was not met.

We have indemnification agreements with each of our executive officers and trustees. The indemnification agreements require us to indemnify our executive officers and trustees to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, we must also indemnify and advance all expenses incurred by executive officers and trustees seeking to enforce their rights under the indemnification agreements and may cover executive officers and trustees under any trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by the declaration of trust, bylaws and Maryland law, it provides greater assurance to trustees and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of trustees or the shareholders to eliminate the rights it provides.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees and the restrictions on the transfer of shares, the advance notice provisions of the bylaws and the business combination provisions of Maryland law, could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for shareholders or that they otherwise may believe to be desirable. Also, if the board of trustees rescinds the provisions of the bylaws electing not to be governed by the control share acquisition statute, that statute could have a similar effect.

Maryland law provides that Maryland statutory real estate investment trusts that have a class of equity securities registered under the Exchange Act and have at least three outside trustees can elect by resolution of the board of trustees to be subject to some corporate governance provisions that may be inconsistent with the trust’s declaration of trust and bylaws. For example, the board of trustees may, by electing to cause our company to be subject to the applicable statutory provisions and notwithstanding the trust’s declaration of trust or bylaws:

•	classify our board of trustees,

•	provide that a special meeting of shareholders will be called only at the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,

•	reserve for itself the right to fix the number of trustees,

•	provide that a trustee may be removed only by a vote of the holders of two-thirds of the shares entitled to vote, and

•	retain for itself sole authority to fill vacancies created by an increase in the size of the board or by the death, removal or resignation of a trustee and permit a trustee to serve for the balance of the unexpired term instead of until the next annual meeting of shareholders.

Our board has not elected to cause our company to be subject to any of the foregoing provisions, though our declaration of trust already contains provisions similar to some of these statutory provisions. A board of trustees may implement all or any of these provisions without amending the trust’s declaration of trust or bylaws and without shareholder approval. A Maryland statutory real estate investment trust may be prohibited by its declaration of trust or by resolution of its board of trustees from electing any of the provisions of the statute; however, we are not prohibited from implementing any or all of the provisions of the statute, except to the extent such implementation would conflict with certain voting rights of our outstanding series of preferred shares. If implemented, these provisions could discourage offers to acquire our shares and could make more difficult completion of an unsolicited takeover offer.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

Our ratios of earnings to fixed charges and to combined fixed changes and preferred share dividends for the years indicated are set forth below. For purposes of calculating the ratios set forth below, earnings represent net income from continuing operations from our consolidated statements of operations, as adjusted for fixed charges; fixed charges represent interest expense and preferred share dividends represent income or loss allocated to preferred shares from our consolidated statements of operations.

The following table presents our ratio of earnings to fixed charges and preferred share dividends for the five years ended December 31, 2013 (dollars in thousands):

	For the Years Ended December 31
	2013		2012		2011		2010	2009
Net income (loss) from continuing operations	$(285,364)		$(168,341)		$(38,457)		$110,590	$(440,141)
Add back fixed charges:
Interest expense	70,892		75,317		89,649		96,690	261,824

Earnings before fixed charges and preferred share dividends	(214,472)		(93,024)		51,192		207,280	(178,317)
Fixed charges and preferred share dividends:
Interest expense	70,892		75,317		89,649		96,690	261,824
Preferred share dividends	22,616		14,660		13,649		13,641	13,641

Total fixed charges and preferred share dividends	$93,508		$89,977		$103,298		$110,331	$275,465

Ratio of earnings to fixed charges	—x	(1)	—x	(1)	—x	(1)	2.1x	—x	(1)
Ratio of earnings to fixed charges and preferred share dividends	—x	(2)	—x	(2)	—x	(2)	1.9x	—x	(2)

(1)	The dollar amount of the deficiency for the years ended December 31, 2013, 2012, 2011 and 2009 is $285.4 million, $168.3 million, $38.5 million, and $440.1 million, respectively.
(2)	The dollar amount of the deficiency for the years ended December 31, 2013, 2012, 2011 and 2009 is $308.0 million, $183.0 million, $52.1 million, and $453.8 million, respectively.

USE OF PROCEEDS

Except as otherwise set forth in a supplement to this prospectus or in other offering materials we may use, we intend to use the net proceeds from the sale of our securities for general trust purposes, which may include repayment or redemption of indebtedness, redemption of preferred equity, capital expenditures and working capital. Except as otherwise set forth in a supplement to this prospectus or in other offering materials we may use, pending any of these uses, the net proceeds of a sale will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, including, in the case of our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act to or through a market maker or directly into an existing trading market, on an exchange or otherwise, for shares.

We may sell our securities in any of the following ways:

•	through underwriters or dealers,

•	through agents who may be deemed to be underwriters as defined in the Securities Act,

•	directly to one or more purchasers, and

•	directly to holders of warrants or shareholder rights exercisable for our securities upon the exercise of their warrants or rights.

The prospectus supplement or any other offering materials we may use for a particular offering will set forth the distribution method, the terms of the securities we offer, the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of our securities will be named in the prospectus supplement or any other offering materials relating to that offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the shares to the dealers as principals. The dealers may then resell the shares to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or through agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commission payable by us to the agent, in a prospectus supplement or other offering materials. Unless otherwise indicated in the prospectus supplement or any other offering materials relating to the offering, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Any common shares sold pursuant to a prospectus supplement or any other offering materials will be listed on the New York Stock Exchange or other national securities exchange. Preferred shares, warrants, shareholder rights, units and debt securities may or may not be listed on a national securities exchange.

EXPERTS

The audited financial statements, schedules, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the securities has been passed upon for us by Duane Morris LLP, Baltimore, Maryland. In addition, certain legal matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. The description of the federal income tax consequences appearing in and incorporated by reference in this prospectus supplement and in the accompanying prospectus is based on the opinion of Ledgewood.

No person is authorized to give any information or to make any representation not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the common shares, preferred shares, warrants, shareholder rights, units and debt securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$1,000,000,000

Common Shares

Preferred Shares

Warrants

Shareholder Rights

Units

Debt Securities

PROSPECTUS

April [__], 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts, except the registration fee, are estimated):

Registration fee—Securities and Exchange Commission	$128,800	(1)
Accountant’s fees and expenses	100,000	(2)
Legal fees and expenses	100,000	(2)
Printing and engraving expenses	20,000	(2)
NYSE listing fees	15,000	(2)
Transfer agent fees	10,000	(2)
Miscellaneous	5,000	(2)

TOTAL	$378,800

(1)	Amount of fee offset against fees previously paid by Independence Mortgage Trust, Inc. a wholly-owned subsidiary.
(2)	Estimated. Actual amounts to be determined from time to time.

All expenses in connection with the issuance and distribution of the securities being offered shall be borne by RAIT Financial Trust.

ITEM 15.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

Maryland law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action adjudicated. The Declaration of Trust of RAIT contains a provision which eliminates the liability of its trustees and officers to the trust and its shareholders to the maximum extent permitted by Maryland law.

The Declaration of Trust of RAIT authorizes RAIT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any present or former trustee or officer or (2) any individual who, while a trustee of RAIT and at the request of RAIT, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject, or which such person may incur, by reason of his status as a present or former trustee or officer of RAIT.

Maryland law permits a Maryland REIT to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the trustee or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland REIT may indemnify its present and former trustees and officers, upon the order of a court, for expenses in connection with an adverse judgment in a suit by or in the right of the trust or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law requires a Maryland REIT, as a condition to advancing expenses, to obtain (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by a Maryland REIT, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by a Maryland REIT if it shall ultimately be determined that the standard of conduct was not met. In addition, RAIT has entered into indemnity agreements with its executive officers and trustees and covers executive officers and trustees under its trustees’ and officers’ liability insurance. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Indemnification; Limitation of Trustees’ and Officers’ Liability” in the prospectus included in this registration statement on Form S-3.

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a trustee, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RAIT Financial Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 28, 2014.

RAIT FINANCIAL TRUST

By:	/S/ JAMES J. SEBRA
JAMES J. SEBRA Chief Financial Officer and Treasurer

Power of Attorney

We, the undersigned officers and trustees of RAIT Financial Trust, and each of us, do hereby constitute and appoint each of Scott F. Schaeffer and James J. Sebra as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to the registration statement filed herewith as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in our names and in our capacities as officers and trustees to enable Independence Realty Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statements and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity With RAIT Financial Trust	Date

/S/ SCOTT F. SCHAEFFER Scott F. Schaeffer	Chairman of the Board , Trustee, and Chief Executive Officer (Principal Executive Officer)	April 28, 2014

/S/ JAMES J. SEBRA James J. Sebra	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 28, 2014

/S/ ANDREW BATINOVICH Andrew Batinovich	Trustee	April 28, 2014

/S/ EDWARD S. BROWN Edward S. Brown	Trustee	April 28, 2014

/S/ FRANK A. FARNESI Frank A. Farnesi	Trustee	April 28, 2014

/S/ S. KRISTIN KIM S. Kristin Kim	Trustee	April 28, 2014

/S/ JON C. SARKISIAN Jon C. Sarkisian	Trustee	April 28, 2014

/S/ ANDREW M. SILBERSTEIN Andrew M. Silberstein	Trustee	April 28, 2014

/S/ MURRAY STEMPEL, III Murray Stempel, III	Trustee	April 28, 2014

EXHIBIT INDEX

Exhibit Number	Description of Documents

4.1.1	Amended and Restated Declaration of Trust of RAIT Financial Trust (“RAIT”). (1)

4.1.2	Articles of Amendment to Amended and Restated Declaration of Trust of RAIT. (2)

4.1.3	Articles of Amendment to Amended and Restated Declaration of Trust of RAIT. (3)

4.1.4	Certificate of Correction to the Amended and Restated Declaration of RAIT. (4)

4.1.5	Articles of Amendment to Amended and Restated Declaration of RAIT. (5)

4.1.6	Articles of Amendment to Amended and Restated Declaration of RAIT. (6)

4.1.7	Articles Supplementary (the “Series A Articles Supplementary”) relating to the 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Preferred Shares”) of RAIT. (7)

4.1.8	Certificate of Correction to the Series A Articles Supplementary. (7)

4.1.9	Articles Supplementary relating to the 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, (the “Series B Preferred Shares”) of RAIT. (8)

4.1.10	Articles Supplementary relating to the 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, (the “Series C Preferred Shares”) of RAIT. (9)

4.1.11	Articles Supplementary relating to Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares. (10)

4.1.12	Certificate of Correction relating to Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares. (11)

4.1.13	Articles Supplementary (the “Series D Articles Supplementary”) relating to the Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series D Preferred Shares”) of RAIT. (12)

4.1.14	Articles Supplementary relating to the Series E Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series E Preferred Shares”) of RAIT. (13)

4.1.15	Amendment dated November 30, 2012 to the Series D Articles Supplementary. (13)

4.2	By-laws of RAIT. (14).

4.3.1	Form of Certificate for Common Shares of Beneficial Interest. (6)

4.3.2	Form of Certificate for the Series A Preferred Shares. (15)

4.3.3	Form of Certificate for the Series B Preferred Shares. (8)

4.3.4	Form of Certificate for the Series C Preferred Shares. (9)

4.3.5	Form of Certificate for the Series D Preferred Shares. (16)

4.3.6	Form of Certificate for the Series E Preferred Shares. (16)

4.4.1	Base Indenture dated as of December 10, 2013 between RAIT, as issuer, and Wells Fargo Bank, National Association., as trustee. (17)

4.4.2	Supplemental Indenture dated as of December 10, 2013 between RAIT, as issuer, and Wells Fargo Bank, National Association., as trustee. (17)

4.4.3	Form of RAIT 4.00% Convertible Senior Note due 2033 (included in Exhibit 4.2.2). (17)

4.5.1	Base Indenture dated as of March 21, 2011 between RAIT, as issuer, and Wells Fargo Bank, National Association., as trustee. (18)

4.5.2	Supplemental Indenture dated as of March 21, 2011 between RAIT, as issuer, and Wells Fargo Bank, National Association., as trustee. (18)

4.6	Indenture dated as of October 5, 2011 between RAIT and Wilmington Trust, National Association, as trustee. (19)

4.7.1.1	Registration Rights Agreement dated as of October 1, 2012 by and among RAIT and ARS VI Investor I, LLC (“ARS VI”). (12)

4.7.1.2	Amendment No. 1 to Registration Rights Agreement dated as of April 25, 2014 by and among RAIT and ARS VI.*

4.7.2	Common Share Purchase Warrant No.1 dated October 17, 2012 issued by RAIT to ARS VI. (16)

4.7.3	Common Share Appreciation Right No.1 dated October 17, 2012 issued by RAIT to ARS VI. (16)

4.7.4	Common Share Purchase Warrant No. 2 dated November 15, 2012 issued by RAIT to ARS VI. (20)

4.7.5	Common Share Appreciation Right No. 2 dated November 15, 2012 issued by RAIT to ARS VI. (20)

4.7.6	Common Share Purchase Warrant No. 3 dated December 18, 2012 issued by RAIT to ARS VI. (21)

4.7.7	Common Share Appreciation Right No. 3 dated December 18, 2012 issued by RAIT to ARS VI. (21)

4.7.8	Common Share Purchase Warrant No. 4 dated March 27, 2014 issued by RAIT to ARS VI. (22)

4.7.9	Common Share Appreciation Right No. 4 dated March 27, 2014 issued by RAIT to ARS VI. (22)

4.8.1	Second Supplemental Indenture, dated as of April 14, 2014, between RAIT, as issuer, and Wells Fargo Bank, National Association, as trustee. (23)

4.8.2	Form of 7.625% Senior Notes due 2024 (included as Exhibit A to Exhibit 4.8.1 hereto).

Certain Instruments defining the rights of holders of long-term debt securities of RAIT and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.

4.9.1	Indenture for Senior Debt Securities (open ended).*

4.9.2	Indenture for Subordinated Debt Securities (open ended).*

5.1	Opinion of Duane Morris LLP.*

8.1	Opinion of Ledgewood, a professional corporation.*

12.1	Statements regarding computation of ratios as of December 31, 2013. (24)

23.1	Consent of Grant Thornton LLP.*

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).*

23.3	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).*

24.1	Power of Attorney (contained on the signature pages of this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Senior Debt Securities.**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Subordinated Debt Securities.**

99.1	Material U.S. Federal Income Tax Considerations. (24)

101	Pursuant to Rule 405 of Regulation S-T, the following financial information from RAIT’s Annual Report on Form 10-K for the period ended December 31, 2013 is formatted in XBRL interactive data files: (i) Consolidated Statements of Operations for the three years ended December 31, 2013; (ii) Consolidated Balance Sheets as of December 31, 2013 and 2012; (iii) Consolidated Statements of Comprehensive Income (Loss) for the three years ended December 31, 2013; (iv) Consolidated Statements of Cash Flows for three years ended December 31, 2013; and (v) Notes to Consolidated Financial Statements.

*	Filed herewith.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)	Incorporated by reference to RAIT’s Registration Statement on Form S-11 (Registration No. 333-35077).
(2)	Incorporated by reference to RAIT’s Registration Statement on Form S-11 (Registration No. 333-53067).
(3)	Incorporated by reference to RAIT’s Registration Statement on Form S-2 (Registration No. 333-55518).
(4)	Incorporated by reference to RAIT’s Form 10-Q for the Quarterly Period ended March 31, 2002 (File No. 1-14760).
(5)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on December 15, 2006 (File No. 1-14760).
(6)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on July, 1 2011 (File No. 1-14760).
(7)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on March 18, 2004 (File No. 1-14760).
(8)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on October 1, 2004 (File No. 1-14760).
(9)	Incorporated by reference to RAIT’s Form 8-A as filed with the SEC on June 29, 2007 (File No. 1-14760).
(10)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on May 25, 2012 (File No. 1-14760).
(11)	Incorporated by reference to RAIT’s Form 10-Q for the quarterly period ended June 30, 2012 (File No. 1-14760).
(12)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on October 4, 2012 (File No. 1-14760).
(13)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on December 4, 2012 (File No.1-14760).
(14)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on October 19, 2009 (File No. 1-14760).
(15)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on March 22, 2004 (File No. 1-14760).
(16)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on October 23, 2012 (File No. 1-14760).
(17)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on December 13, 2013 (File No. 1-14760).
(18)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on March 22, 2011 (File No. 1-14760).
(19)	Incorporated by reference to RAIT’s Form 10-Q for the quarterly period ended September 30, 2011 (File No. 1-14760).
(20)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on November 21, 2012 (File No.1-14760).
(21)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on December 18, 2012 (File No.1-14760).
(22)	Incorporated by reference to RAIT’s Form 8-K as filed with the SEC on March 27, 2014 (File No. 1-14760).
(23)	Incorporated by reference to RAIT’s Form 8-A as filed with the SEC on April 14, 2014 (File No. 1-14760).
(24)	Incorporated by reference to RAIT’s Form 10-K for the fiscal year ended December 31, 2013 (File No. 1-14760).